SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2007

CASCADE BANCORP
(Exact name of Registrant as specified in its charter)

Oregon	0-23322	93-1034484
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 NW Wall Street
Bend, Oregon 97701
(Address of principal executive offices and zip code)

(541) 385-6205
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K file is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments

On December 28, 2007, management determined that there was an adverse development with respect to certain loans in the Banks loan portfolio. Accordingly, on January 3, 2008, Cascade Bancorp pre-announced it expects to record a provision for credit losses of approximately $7.5 million (pre-tax) for the fourth quarter of 2007 to increase the Company’s level of reserves primarily related to its portfolio of residential land acquisition and development (A&D) loans and to record approximately $3.8 million in net charge-offs, a majority of which is against loans affected by the real estate downturn. With these adjustments, the Company estimates fourth quarter 2007 net income at approximately $5.4 million or $0.19 per diluted share, and full year 2007 net income at approximately $35.2 million or $1.23 per diluted share. In addition, Cascade also pre-announced higher non performing assets and a compression of its net interest margin.

The press release related to this pre-announcement is attached to this report as Exhibit 99.1, which is incorporated herein by reference.

Dates for the Company’s 4th Quarter Earnings

Cascade expects to report its fourth quarter and full year 2007 results on January 23, 2008. At that time the Company will report its final loan loss provision for the fourth quarter of 2007, and such amount may be greater or lesser than the amounts currently estimated. Management will continue to monitor the performance of its loan portfolio and intends to further discuss credit conditions in this upcoming earnings release.

Forward-Looking Statements

This release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward looking statements. Such risks and uncertainties may include but are not necessarily limited to fluctuations in interest rates, inflation, government regulations, credit quality and concentrations, general and local economic conditions and competition within the business areas in which Cascade is conducting its operations. These statements include, among others, statements related to future profitability levels and future earnings. For a discussion of factors, which could cause results to differ, please see Cascade's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and Cascade's press releases. When used in this release, the words or phrases such as "will likely result in", "management expects that", "will continue", "is anticipated", "estimate", "projected", or similar expressions, are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. Cascade undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. This statement is included for the express purpose of protecting Cascade Bancorp and PSLRA's safe harbor provisions.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1 Press Release dated January 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

CASCADE BANCORP

By:	/s/ Gregory D. Newton
Gregory D. Newton Executive Vice President/Chief Financial Officer/Secretary

Date:    1/3/08